UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): June 26, 2006

Granite Broadcasting Corporation

(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction of incorporation)	(I.R.S. Employer
Identification No.)

767 Third Avenue, 34th Floor

New York, New York 10017

(212) 826-2530

(Address, including Zip Code, and Telephone Number,

including Area Code of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2006, the Board of Directors (the “Board”) of Granite Broadcasting Corporation (the “Company”) amended Article III, Section 8 and Article IV, Section 6 of the Company’s Bylaws in respect of notices of special Board meetings and notices of committee meetings, respectively.  The June 26, 2006 amendments to the Company’s Bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K.

On June 29, 2006, the Company filed a Certificate of Retirement of 12 3/4% Cumulative Exchangeable Preferred Stock of the Company (the “Certificate of Retirement”) with the Secretary of State of the State of Delaware.  A copy of the Certificate of Retirement is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	June 26, 2006 Amendments to Amended and Restated Bylaws of the Company

3.2	Certificate of Retirement of 12 3/4% Cumulative Exchangeable Preferred Stock of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: June 30, 2006	By:	/s/ Lawrence I. Wills
Lawrence I. Wills
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	June 26, 2006 Amendments to Amended and Restated Bylaws of the Company

3.2	Certificate of Retirement of 12 3/4% Cumulative Exchangeable Preferred Stock of the Company